HOPPER AND KANOUFF, P.C.
                         1610 Wynkoop Street, Suite 200
                           Denver, Colorado 80202-1196
                                 (303) 892-6000



                                 March 29, 1996




OFIS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria Virginia 22312-2413

                  Re:  Integrated Medical Systems, Inc.
                       Annual Report on Form 10-KSB

Ladies and Gentlemen:

     Enclosed pursuant to Rule 901(d) of Regulation S-T is a copy of the Annual Report on Form 10-KSB of Integrated Medical Systems, Inc., which we are filing through EDGAR.

         The fee has been paid on March 27, 1996 to:

                            Mellon Bank
                            Account No. 9108739
                            Reference 04300261

                                                     Sincerely,


                                                     /s/ Alan W. Peryam
                                                     Alan W. Peryam

TSS:blk
Enc.
cc:      Integrated Medical Systems, Inc.
         Arthur Andersen LLP